Exhibit 99.2

Script for Call with Employees

Day of Public Announcement

[Audio-only; Listen-only; No questions; Recorded]

•	Thank you for joining the call.

•

As you know, last week we confirmed that Domtar and Paper Excellence were engaged in discussions regarding a potential business combination or acquisition. I wanted you to be among the first to know that those discussions have concluded with an agreement.

•	The press release that we just posted announcing the terms of this agreement can be found on Canopy and on Domtar’s website under the investor section.

•	This transaction creates significant value for all of Domtar’s stockholders. Paper Excellence is paying a substantial premium to acquire all of the outstanding shares of Domtar stock.

•	This transaction also validates the quality of our assets, the soundness of our growth strategy, and – most of all – the talent and performance of our people.

•	It is highly rewarding that our strategy and your good work is being recognized and rewarded like never before.

•	I have had a number of calls with the Chairman of Paper Excellence. He has a keen appreciation for what you have built. He wants to invest in our plan and our people for the long term.

•

Paper Excellence is a privately-owned company in the pulp, paper, and packaging business. They have mills in Canada, France, and Brazil. The company does not currently have any manufacturing operations in the United States, nor does it produce fluff pulp, airlaid nonwovens or linerboard.

•

Changing from being a publicly traded company to a privately-owned company will create some advantages for our business. A private, strategic owner that embraces our long-term growth strategy brings both greater stability and more flexibility to our business.

•	Of course, I appreciate you must also be wondering: “What is about to change for me?” The answer is, in the near term, “Very little.”

•	There are no facility closures planned. Our offices in Montreal and Fort Mill will remain as they are. There are no layoffs anticipated.

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The Domtar name, our organizational structure, our management team, our manufacturing assets, our customers, our suppliers – all stay the same. And so too does our commitment to caring for our employees.

•	We will continue to be a Delaware-registered U.S. corporation, with our own balance sheet, owned by the Paper Excellence family.

•	What we make and sell, where we make it and, importantly, how we work is not changing. Our values are not changing.

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Indeed, our customer engagement, our product innovation, our leadership in sustainability, and our accomplishments in safety – are recognized and valued by Paper Excellence. Much of the premium valuation they are paying is for our management competencies in these areas.

•	I expect our performance in these areas will serve as a model for Paper Excellence’s other companies. This will be as transformational for Paper Excellence as it is for us – maybe more so.

•

Domtar is a much larger company than Paper Excellence is today. Our reputation and our know-how are a big part of the attraction for Paper Excellence. They do not want to dismantle what they are paying a premium to buy. Indeed, they want to leverage these values for long-term growth.

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The agreement we just announced will take some time to execute. The closing will likely occur in the second half of the year. It is important to remember that – until the deal is closed – we remain competitors with Paper Excellence. It is important that you conduct business as usual.

•	Of course, this will be an ongoing process. As more information becomes available, we will share it with you.

•	In the meantime, please share your questions. They can be sent to Communications@domtar.com. You can also use the “Ask a Leader” button on Canopy. I promise every question will get a timely response.

•	Thank you again for your hard work, which is clearly well recognized and appreciated – as evidenced by today’s announcement.

•	This new ownership agreement recognizes Domtar’s full potential for the long term – and your bright future as part of this growing business.

•	I’ll be in touch again soon. Thanks for joining this call. Stay focused and stay safe.

Where to Find Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between Domtar and Paper Excellence. In connection with the proposed merger, Domtar intends to file a proxy statement with the SEC. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Domtar with the SEC at http://www.sec.gov. Free copies of the proxy statement, once available, and Domtar’s other filings with the SEC may also be obtained from the company. Free copies of documents filed with the SEC by Domtar will be made available free of charge on Domtar’s investor relations website at https://www.domtar.com/en/who-we-are/investors-governance/investors.

Participants in the Solicitation

Domtar’s directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about the directors and executive officers of Domtar is set forth in Domtar’s annual Proxy, which was filed with the SEC on March 25, 2021. Stockholders may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed merger when it becomes available.